SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 1999
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                           FLEET FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                  RHODE ISLAND
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                 (State or other jurisdiction of incorporation)

                  1-6366                             05-0341324
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         (Commission File Number)       (IRS Employer Identification No.)

            One Federal Street, Boston, MA             02211
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       (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code: 617-346-4000
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          (Former name or former address, if changed since last report)
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Item 5. Other Events.

      On March 14, 1999, Fleet Financial Group, Inc. ("Fleet") and BankBoston Corporation ("BankBoston") announced that they had entered into an Agreement and Plan of Merger providing for the merger of BankBoston with and into Fleet (the "Merger").

      Fleet and BankBoston announced today that the Massachusetts Board of Bank Incorporation ("MBBI") has voted to approve their merger application. The Board's vote was the final regulatory hurdle to the merger, which will join the two banks into one institution with approximately $170 billion in assets, some 55,000 employees, and 20 million customers worldwide. Fleet and BankBoston expect the merger to close on October 1.

      The MBBI vote follows the recent approval of the merger by the Federal Reserve, and the approval of the banks' divestiture plan by the U.S. Department of Justice. Under that plan, Sovereign Bancorp will purchase 278 branches and other selected assets from Fleet and BankBoston. Approximately 28 additional branches will be sold to community banks in the region.

      Also today, Fleet announced that its Board of Directors has rescinded its prior authority, granted in October 1998, to repurchase up to $1.5 billion of its common stock to comply with the limitations of pooling-of-interests accounting in its merger with BankBoston.

      For additional information regarding the Merger, see the Registrant's Current Reports on Form 8-K dated March 14, 1999, April 2, 1999, May 14, 1999 and August 12, 1999.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                    FLEET FINANCIAL GROUP, INC.
                                            Registrant


                                    By: /s/ William C. Mutterperl
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                                        William C. Mutterperl
                                        Executive Vice President,
                                        Secretary & General Counsel

Dated:  September 30, 1999